Exhibit 10.1

                        INTEL CORPORATION
                   2006 EQUITY INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS RELATING TO RESTRICTED STOCK  UNITS
GRANTED  ON  AND  AFTER MAY 17, 2006 UNDER THE INTEL  CORPORATION
2006 EQUITY INCENTIVE PLAN  (standard RSU program)


1.   TERMS OF RESTRICTED STOCK UNIT

     Unless provided otherwise in the Notice of Grant, these standard terms and conditions ("Standard Terms") apply to Restricted Stock Units ("RSUs") granted to you, a U.S. employee, under the Intel Corporation 2006 Equity Incentive Plan (the "2006 Plan"). Your Notice of Grant, these Standard Terms and the 2006 Plan constitute the entire understanding between you and Intel Corporation (the "Corporation") regarding the RSUs identified in your Notice of Grant.

2.   VESTING OF RSUs

     Provided that you remain continuously employed by the Corporation or a Subsidiary on a full time basis from the Grant Date specified in the Notice of Grant through each vesting date specified in the Notice of Grant, the RSUs shall vest and be converted into the right to receive the number of shares of the Corporation's Common Stock, $.001 par value (the "Common Stock"), specified on the Notice of Grant with respect to such vesting date, except as otherwise provided in these Standard Terms. If a vesting date falls on a weekend or any other day on which the Nasdaq Stock Market ("NASDAQ") is not open, affected RSUs shall vest on the next following NASDAQ business day. The number of shares of Common Stock into which RSUs convert as specified in the Notice of Grant shall be adjusted for stock splits and similar matters as specified in and pursuant to the 2006 Plan.

     RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and these Standard Terms. If your status as an Employee terminates for any reason except death, Disablement (defined below) or Retirement (defined below), prior to the vesting dates set forth in your Notice of Grant, your unvested RSUs will be cancelled.

3.   CONVERSION INTO COMMON STOCK

     Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the RSUs, provided that you have satisfied your tax withholding obligations as specified under Section 10 of these Standard Terms and you have completed, signed and returned any documents and taken

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     any additional action that the
     Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation. In no event will the Corporation be obligated to issue a fractional share.

     Notwithstanding the foregoing, (i) the Corporation shall not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Corporation's counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Corporation such time as it determines appropriate to address tax withholding and other administrative matters.

4.   LEAVES OF ABSENCE

     (a) Except as expressly provided otherwise in these Standard Terms, if you take a personal leave of absence under the Intel Leave Guidelines ("PLOA"), your RSUs will vest only to the extent and during the times specified in this Section 4:

          (1) If the duration of the PLOA is less than thirty (30) days:

               a. The vesting date set forth in your Notice of Grant for any RSUs that (but for this provision) would have vested during the PLOA shall be deferred until the first day that you return to work (i.e., the date that the PLOA is terminated) or, if you return on a day that the NASDAQ is not open, the next following NASDAQ business day; and

               b. The vesting date set forth in your Notice of Grant for any RSUs that are scheduled to vest following the date that the PLOA is terminated shall not be affected by the PLOA.

          (2) If the duration of the PLOA equals or exceeds thirty (30) days, the vesting dates set forth in your Notice of Grant for any RSUs that follow the commencement of the PLOA shall be deferred beyond the dates set forth in the Notice of Grant by a period of time equal to the duration of the PLOA.

          (3) If you terminate employment with the Corporation during a PLOA, then in addition to the effect on the vesting dates set forth in clause
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               (a)(1) and (a)(2) of this Section 4, any
               RSUs that had not vested prior to the commencement of the PLOA shall be cancelled as of the date of your termination of employment, as applicable, except to the extent provided otherwise in Sections 7 through 9 hereof.

     (b) If you take an approved Leave of Absence other than a PLOA under Intel Leave Guidelines, the vesting of RSUs shall be unaffected by such absence and will vest in accordance with the schedule set forth in the Notice of Grant.

5.   SUSPENSION OR TERMINATION OF RSU FOR MISCONDUCT

     If at any time the Committee of the Board of Directors of the Corporation established pursuant to the 2006 Plan (the "Committee"), including any Subcommittee or "Authorized Officer" (as defined in Section 8. (a)(v) of the 2006 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in
     Section 8. (a)(v) of the 2006 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your RSUs may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all RSUs not vested as of the date the Corporation was notified that you may have committed an act of misconduct shall be cancelled and neither you nor any beneficiary shall be entitled to any claim with respect to the RSUs whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive, and binding on all interested parties.

6.   TERMINATION OF EMPLOYMENT

     Except as expressly provided otherwise in these Standard Terms, if your employment by the Corporation terminates for any reason, whether voluntarily or involuntarily, other than on account of death, Disablement (defined below) or Retirement (defined below), all RSUs not then vested shall be cancelled on the date of employment termination, regardless of whether such employment termination is as a
     result of a divestiture or otherwise.   For purposes of this
     Section 6, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party shall be considered employment for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or
     (b) you are specifically designated as an employee of a Subsidiary for purposes of this provision.

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     For  purposes  of  this provision, your  employment  is  not deemed terminated if, prior to sixty (60) days after the date of termination from the Corporation or a Subsidiary, you are rehired by the Corporation or a Subsidiary on a basis that would make you eligible for future Intel RSU grants, nor would your transfer from the Corporation to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to the Corporation be deemed a termination of employment.


7.   DEATH

     Except as expressly provided otherwise in these Standard
     Terms, if you die while employed by the Corporation, your RSUs will become one hundred percent (100%) vested.

8.   DISABILITY

     Except as expressly provided otherwise in these Standard
     Terms, if your employment terminates as a result of Disablement, your RSUs will become one hundred percent
     (100%) vested upon the later of the date of your termination of employment due to your Disablement or the date of determination of your Disablement.

     For purposes of this Section 8, "Disablement" shall be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, "Disablement" shall have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Corporation.

9.   RETIREMENT

     For purposes of these Standard Terms, "Retirement" shall mean either Standard Retirement (as defined below) or the Rule of 75 (as defined below). Upon your Retirement, vesting of your RSUs shall be accelerated to the extent provided in Section 9(a) or Section 9(b) below (but not to the extent provided under both provisions together), whichever results in the greater number of RSUs vesting:

     (a) If you retire at or after age 60 ("Standard Retirement"), then all RSUs that were scheduled to vest within a number of whole years from the date of your Retirement determined by dividing the number of years that you have been employed by the Corporation (measured in complete, whole years) by five (5), rounded down to the nearest whole number of years, shall vest as of the date of your Retirement. No vesting acceleration shall occur for any periods of employment of less than five (5) years; or

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     (b)  If, when you terminate employment with the Corporation, your age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 ("Rule of 75"), then all RSUs that were scheduled to vest within one year of the date of your Retirement shall vest as of the date of your Retirement.

10.  TAX WITHHOLDING

     RSUs are taxable upon vesting based on the market value on the date of vesting. To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to the Corporation for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of vesting of a RSU and, if applicable, any sale of shares of the Common Stock. The Corporation shall not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.

     Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Corporation determines has a Market Value sufficient to meet the tax withholding obligations. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize UBS Financial Services Inc., or any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation. The shares may be sold as part of a block trade with other participants of the 2006 Plan in which all participants receive an average price. For this purpose, "Market Value" will be calculated as the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ on the day your RSUs vest. The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.

     You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs, regardless of any action the Corporation takes or any transaction pursuant to this Section 10 with respect to any tax withholding obligations that arise in connection with the RSUs. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock underlying the RSUs that vest. The Corporation does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.

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11.  RIGHTS AS A STOCKHOLDER AND RESTRICTIONS

     Your RSUs may not be otherwise transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment or similar process. Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs other than as permitted above, shall be void and unenforceable against the Corporation.

     You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in these Standard Terms. RSUs shall not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your RSUs. RSUs shall remain terminable pursuant to these Standard Terms at all times until they vest and convert into shares. As a condition to having the right to receive shares of Common Stock pursuant to your RSUs, you acknowledge that unvested RSUs shall have no value for purposes of any aspect of your employment relationship with the Corporation.

     Notwithstanding anything to the contrary in these Standard Terms or the applicable Notice of Grant, your RSUs are subject to reduction by the Corporation if you change your employment classification from a full-time employee to a part-time employee.

     RSUs are not part of your employment contract (if any) with the Corporation, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

12.  DISPUTES

     Any question concerning the interpretation of these Standard Terms, your Notice of Grant, the RSUs or the 2006 Plan, any adjustments required to be made thereunder, and any controversy that may arise under the Standard Terms, your Notice of Grant, the RSUs or the 2006 Plan shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee shall be final and binding unless determined pursuant to Section 14(f) to have been arbitrary and capricious.

13.  AMENDMENTS

     The 2006 Plan and RSUs may be amended or altered by the Committee or the Board of Directors of the Corporation to the extent provided in the 2006 Plan.

14.  THE 2006 PLAN AND OTHER TERMS; OTHER MATTERS

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     (a)  Certain capitalized terms used in these Standard Terms are defined in the 2006 Plan. Any prior agreements, commitments or negotiations concerning the RSUs are superseded by these Standard Terms and your Notice of Grant. You hereby acknowledge that a copy of the 2006 Plan has been made available to you.

          The grant of RSUs to an employee in any one year, or at any time, does not obligate the Corporation or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Subsidiary might make a grant in any future year or in any given amount.

     (b)  To the extent that the grant of RSUs refers to the Common
          Stock of Intel Corporation, and as required by the laws of your country of residence or employment, only authorized but unissued shares thereof shall be utilized for delivery upon vesting in accord with the terms hereof.

     (c) Notwithstanding any other provision of these Standard Terms, if any changes in the financial or tax accounting rules applicable to the RSUs covered by these Standard Terms shall occur which, in the sole judgment of the Committee, may have an adverse effect on the reported earnings, assets or liabilities of the Corporation, the Committee may, in its sole discretion, modify these Standard Terms or cancel and cause a forfeiture with respect to any unvested RSUs at the time of such determination.

     (d) Nothing contained in these Standard Terms creates or implies an employment contract or term of employment upon which you may rely.



(e) Notwithstanding any provision of these Standard Terms, the Notice of Grant or the 2006 Plan to the contrary, if, at the time of your termination of employment with the Corporation, you are a "specified employee" as defined in Section 409A of the Internal Revenue Code ("Code"), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs until the earliest of (A) the date which is six (6) months after your "separation from service" for any reason, other than death or "disability" (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or "disability" (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a "change in the ownership or effective control" of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code). The provisions of this
          Section 14(e) shall only apply to the extent required to avoid your incurrence of any penalty tax or interest under
          Section 409A of the Code or any regulations or Treasury guidance

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          promulgated thereunder.  In addition, if any provision of the
          RSUs would cause you to incur any penalty tax or interest under
          Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of
          Section 409A of the Code.

      (f) Because these Standard Terms relate to terms and conditions under which you may be issued shares of Common Stock of Intel Corporation, a Delaware corporation, an essential term of these Standard Terms is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to these Standard Terms or the RSUs granted hereunder shall be brought in the state or federal courts of competent jurisdiction in the State of California.

     (g) Copies of Intel Corporation's Annual Report to Stockholders for its latest fiscal year and Intel Corporation's latest quarterly report are available, without charge, at the Corporation's business office.